Exhibit (n)

FIRST AMERICAN FUNDS TRUST

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

Effective June 10, 2025

I. Preamble.

Each of the funds listed below (each a “Fund,” and collectively the “Funds”), each a series of First American Funds Trust (the “Trust”), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) in offering multiple classes of shares in each Fund:

Government Obligations Fund	Treasury Obligations Fund
Institutional Prime Obligations Fund	U.S. Treasury Money Market Fund
Retail Tax Free Obligations Fund	Retail Prime Obligations Fund

This Amended and Restated Multiple Class Plan pursuant to Rule 18f-3, as may be amended from time to time (the “Plan”), sets forth the differences among each existing class of the existing Funds (Class A, Class D, Class P, Class T, Class U, Class V, Class X, Class Y, and Class Z shares), with respect to distribution arrangements, shareholder services, expense allocations, conversion and exchange options, and voting rights. The nine classes of shares offered by a Fund, as applicable, as of the effective date of this Plan are set forth in Appendix A hereto.

II. Attributes of Share Classes.

Class A Shares

Class A shares are offered at net asset value (“NAV”) with no front-end or contingent deferred sales charge.

Class A shares are subject to a Rule 12b-1 distribution fee equal to 0.25% of Class A share average daily net assets.

Class A shares are also subject to a non-Rule 12b-1 shareholder servicing fee at an annual rate of 0.25% of average daily Class A share net assets payable to U.S. Bancorp Asset Management, Inc. (“USBAM”) for providing or arranging for the provision of shareholder services to the holders of Class A shares. No distribution-related services are provided under this shareholder servicing plan and agreement.

The minimum initial investment for Class A shares is $1,000.

Class D Shares

Class D shares are offered at NAV, with no front-end or contingent deferred sales charge.

Class D shares are subject to a Rule 12b-1 distribution fee equal to 0.15% of Class D share average daily net assets.

Class D shares are also subject to a non-Rule 12b-1 shareholder servicing fee at an annual rate of 0.25% of average daily Class D share net assets payable to USBAM for providing or arranging for the provision of shareholder services to the holders of Class D shares. No distribution-related services are provided under this shareholder servicing plan and agreement.

Class D shares are only available to certain accounts for which a financial intermediary acts in a fiduciary, agency, custodial, or other service capacity. Class D shares are not available for purchase directly from the Funds.

A financial intermediary may require a minimum initial and/or additional investment amount. Some financial intermediaries may charge a transaction-based fee for helping shareholders purchase or redeem shares or an asset-based fee.

Class P Shares

Class P shares are offered at NAV, with no front-end or contingent deferred sales charge and no distribution (12b-1) or shareholder servicing fee.

Class P shares are available through financial intermediaries authorized to offer Class P shares on their investment platforms or portals. Class P shares are not available for purchase directly from the Funds.

A financial intermediary may require a minimum initial and/or additional investment amount. Some financial intermediaries may charge a transaction-based fee for helping shareholders purchase or redeem shares or an asset-based fee.

Class T Shares

Class T shares are offered at NAV, with no front-end or contingent deferred sales charge.

Class T shares are subject to a non-Rule 12b-1 shareholder servicing fee at an annual rate of 0.20% of average daily Class T share net assets payable to USBAM for providing or arranging for the provision of shareholder services to the holders of Class T shares. No distribution-related services are provided under this plan and agreement.

Class T shares are only available through financial intermediaries authorized to offer Class T shares.

Class T shares are not available for purchase directly from the Funds.

Class T shares are only available to corporations; private banks and trust companies (including, without limitation, when acting as a fiduciary, trustee and/or agent); endowments and foundations; individual retirement accounts, defined contribution, defined benefit and other employer-sponsored plans; wrap or advisory accounts of broker-dealers and registered investment advisers that charge an asset-based fee; institutional retirement plan platforms; insurance companies; bank trusts; 529 college savings plans; family offices; other registered investment companies and pooled investment vehicles; and certain investors and related accounts as detailed in the Fund’s statement of additional information (“SAI”).

A financial intermediary may require a minimum initial and/or additional investment amount. Some financial intermediaries may charge a transaction-based fee for helping shareholders purchase or redeem shares or an asset-based fee.

Class U Shares

Class U shares are offered at NAV, with no front-end or contingent deferred sales charge and no distribution (12b-1) or shareholder servicing fee.

Class U shares are only available for purchase or redemption by pension plan and other retirement or welfare benefit accounts established for the benefit of current or former employees of U.S. Bancorp and its subsidiaries. Shares are also available to mutual fund families and other registered investment companies for which U.S. Bank N.A. or U.S. Bank Global Fund Services provides fund servicing and which, in the aggregate, initially invest $250 million or greater in the Fund.

Class V Shares

Class V shares are offered at NAV, with no front-end or contingent deferred sales charge.

Class V shares are subject to a non-Rule 12b-1 shareholder servicing fee at an annual rate of 0.10% of average daily Class V share net assets payable to USBAM for providing or arranging for the provision of shareholder services to the holders of Class V shares. No distribution-related services are provided under this shareholder servicing plan and agreement.

Class V shares are only available through financial intermediaries authorized to offer Class V shares.

Class V shares are not available for purchase directly from the Funds.

Class V shares are only available to corporations; private banks and trust companies; endowments and foundations; defined contribution, defined benefit and other employer sponsored plans; wrap or advisory accounts of broker-dealers and registered investment advisers that charge an asset-based fee; institutional retirement plan platforms; insurance companies; bank trusts; 529 college savings plans; family offices; other registered investment companies and pooled investment vehicles; and certain investors and related accounts as detailed in the Fund’s SAI.

A financial intermediary may require a minimum initial and/or additional investment amount. Some financial intermediaries may charge a transaction-based fee for helping shareholders purchase or redeem shares or an asset-based fee.

Class X Shares (Government Obligations Fund, Retail Prime Obligations Fund, and Treasury Obligations Fund)

Class X shares are offered at NAV, with no front-end or contingent deferred sales charge and no distribution (12b-1) or shareholder servicing fee.

Class X shares are only available to corporations; private banks and trust companies; endowments and foundations; defined contribution, defined benefit and other employer sponsored plans; institutional retirement plan platforms; insurance companies; bank trusts; 529 college savings plans; family offices; other registered investment companies and pooled investment vehicles; any other institution or customers of financial intermediaries who invest a minimum initial investment amount of $50 million in a Fund; any other individual investors who invest a minimum initial investment amount of $50 million directly with a Fund; securities lending clients of U.S. Bank National Association; and certain investors and related accounts as detailed in the Fund’s SAI.

A financial intermediary may impose a minimum initial and/or additional investment amount different than the above-referenced minimums, based on household assets under management held with the financial intermediary or with the Funds, or the capability to reach a higher level of investment than the initial amount invested, among other possible criteria. Some financial intermediaries may charge a transaction-based fee for helping shareholders purchase or redeem shares or an asset-based fee.

Class X Shares (U.S. Treasury Money Market Fund)

Class X shares are offered at NAV, with no front-end or contingent deferred sales charge and no distribution (12b-1) or shareholder servicing fee.

Class X shares are available for purchase or redemption by the following:

•	Corporations, private banks and trust companies, endowments and foundations, defined contribution, defined benefit and other employer sponsored plans, bank trusts, 529 college savings plans, family offices, institutional retirement plan platforms, insurance companies, and registered investment companies and pooled investment vehicles where each such investor makes a minimum initial investment of $50 million or greater in the Fund;
•	direct investors that make an initial investment of $50 million or greater in the fund;
•	investors that make an initial investment of $50 million or greater in the fund through financial intermediaries authorized to offer Class X shares on their investment platforms or portals;
•	securities lending clients of U.S. Bank National Association;
•	clients of U.S. Bank Wealth Management; and
•	certain investors and related accounts as detailed in the Fund’s SAI.

Some financial intermediaries may charge a transaction-based fee for helping shareholders purchase or redeem shares or an asset-based fee.

The Fund reserves the right to waive or lower purchase minimums in certain circumstances.

Class Y Shares

Class Y shares are offered at NAV, with no front-end or contingent deferred sales charge.

Class Y shares are subject to a non-Rule 12b-1 shareholder servicing fee at an annual rate of 0.25% of average daily Class Y share net assets payable to USBAM for providing or arranging for the provision of shareholder services to the holders of Class Y shares. No distribution-related services are provided under this shareholder servicing plan and agreement.

Class Y shares are only available to certain accounts for which a financial intermediary authorized to offer Class Y shares acts in a fiduciary, agency, custodial, or other service capacity, and through certain investment portals.

A financial intermediary may require a minimum initial and/or additional investment amount. Some financial intermediaries may charge a transaction-based fee for helping shareholders purchase or redeem shares or an asset-based fee.

Class Z Shares

Class Z shares are offered at NAV, with no front-end or contingent deferred sales charge and no distribution (12b-1) or shareholder servicing fee.

Class Z shares are only available to corporations; private banks and trust companies; endowments and foundations; defined contribution, defined benefit and other employer sponsored plans; wrap or advisory accounts of broker-dealers and registered investment advisers that charge an asset-based fee; institutional retirement plan platforms; insurance companies; bank trusts; 529 college savings plans; family offices; other registered investment companies and pooled investment vehicles; any other institution or customers of financial intermediaries who invest a minimum initial investment amount of $10 million ($1 million for Institutional Prime Obligations Fund) in a Fund; any other individual investors who invest a minimum initial investment amount of $10 million ($1 million for Institutional Prime Obligations Fund) directly with a Fund; securities lending clients of U.S. Bank National Association; and certain investors and related accounts as detailed in the Fund’s SAI.

A financial intermediary may impose a minimum initial and/or additional investment amount different than the above-referenced minimums, based on household assets under management held with the financial intermediary or with the Funds, or the capability to reach a higher level of investment than the initial amount invested, among other possible criteria. Some financial intermediaries may charge a transaction-based fee for helping shareholders purchase or redeem shares or an asset-based fee.

III. Conversions and Exchanges.

Shares of the Funds have no conversion rights.

The following pertains to exchanges of Class A shares:

•	Exchanges may be made only on days when the Federal Reserve is open. There is no fee to exchange shares.

•	Generally, a shareholder may exchange their shares only for the same class of shares of the other Fund in an identically registered account. Exchanges are made based on the net asset value per share of each Fund at the time of the exchange.

•	A Fund may change or cancel its exchange policies at any time upon notice to shareholders, which may be given by means of a new or supplemented prospectus.

•	The Funds are offered as money market exchange vehicles for certain other mutual fund families that have entered into agreements with the Funds’ distributor. If a shareholder uses one of the Funds as such an exchange vehicle, they may exchange their shares only for shares of the funds in that other mutual fund family; shareholders may not exchange their shares for shares of another First American Fund. Shareholders may be assessed certain transactional or service fees by their original mutual fund family in connection with any such exchange.

IV. Expense Allocations.

Expenses of the existing classes of the Funds shall be allocated as follows:

A.	Distribution fees, service fees, administration fees, transfer agency fees and recordkeeping fees relating to the respective classes of shares shall be borne exclusively by the classes of shares to which they relate.
B.	Except as set forth in A above, expenses of the Funds shall be borne at the Fund level and shall not be allocated on a class basis.

Unless and until this Plan is amended to provide otherwise, the methodology and procedures for allocating income, realized gains and losses, unrealized appreciation and depreciation, and Fund-wide expenses shall be based on the net assets of each class in relation to the net assets of the Trust (“relative net assets”) as set forth in Rule 18f-3(c)(l)(i).

The foregoing allocations shall in all cases be made in a manner consistent with Revenue Procedures 96-47 and 99-40 (Internal Revenue Code, Section 562) of the Internal Revenue Service.

V. Voting Rights.

Each class of a Fund shall vote separately with respect to any matter that separately affects that class or as required by applicable law. The shares of each class have one vote per share and a pro-rata fractional vote for a fraction of a share.

Each such existing class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

VI. Amendment of Plan; Periodic Review.

A.    New Funds and New Classes. With respect to any new series of the Trust created after the date of this Plan and any new class of shares of the existing Funds created after the date of this Plan, the Board of Trustees of the Trust shall approve amendments to this Plan setting forth the attributes of the classes of shares of such new series or of such new class of shares.

B.     Material Amendments and Periodic Reviews. The Board of Trustees of the Trust, including a majority of the independent Trustees, shall periodically review this Plan for its continued appropriateness and shall approve any material amendment of this Plan as it relates to any class of any Fund covered by this Plan.

Appendix A

Name of Series
Government Obligations Fund, Class A
Government Obligations Fund, Class D
Government Obligations Fund, Class P
Government Obligations Fund, Class U
Government Obligations Fund, Class V
Government Obligations Fund, Class X
Government Obligations Fund, Class Y
Government Obligations Fund, Class Z
Institutional Prime Obligations Fund, Class T
Institutional Prime Obligations Fund, Class V
Institutional Prime Obligations Fund, Class Y
Institutional Prime Obligations Fund, Class Z
Retail Prime Obligations Fund, Class A
Retail Prime Obligations Fund, Class T
Retail Prime Obligations Fund, Class V
Retail Prime Obligations Fund, Class X
Retail Prime Obligations Fund, Class Y
Retail Prime Obligations Fund, Class Z
Retail Tax Free Obligations Fund, Class A
Retail Tax Free Obligations Fund, Class V
Retail Tax Free Obligations Fund, Class Y
Retail Tax Free Obligations Fund, Class Z
Treasury Obligations Fund, Class A
Treasury Obligations Fund, Class D
Treasury Obligations Fund, Class P
Treasury Obligations Fund, Class V
Treasury Obligations Fund, Class X
Treasury Obligations Fund, Class Y
Treasury Obligations Fund, Class Z
U.S. Treasury Money Market Fund, Class A
U.S. Treasury Money Market Fund, Class D
U.S. Treasury Money Market Fund, Class V
U.S. Treasury Money Market Fund, Class X
U.S. Treasury Money Market Fund, Class Y
U.S. Treasury Money Market Fund, Class Z